Exhibit 99.1

XL Fleet Announces Leadership Transition

Automotive and mobility sector veteran Eric Tech named CEO of XL Fleet

Tech brings nearly 35 years of industry and leadership experience at Ford and Navistar

Announces preliminary unaudited financial results for the third quarter of 2021

BOSTON, November 1, 2021 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of vehicle electrification solutions for commercial and municipal fleets, today announced that its Board of Directors (the “Board”) has appointed Eric Tech as Chief Executive Officer of XL Fleet, effective December 1, 2021.

Mr. Tech brings nearly 35 years of automotive and mobility industry experience and has held senior leadership positions at Navistar International Corporation (“Navistar”) and Ford Motor Company (“Ford”). He most recently served as Senior Vice President of Corporate Development at Navistar, a publicly traded global manufacturer and marketer of medium and heavy duty vehicles and parts.

Among other accomplishments spanning his 15 year career at Navistar, Mr. Tech successfully developed the blueprint for Navistar’s strategic direction and further global expansion, including executing on transformational growth opportunities, identifying potential global alliances, and driving profitability. At Ford, Mr. Tech held various senior level positions including Chief Engineer for Superduty Trucks, where he managed nearly $2 billion new product programs, and led various product development, efficiency and cost saving initiatives.

Mr. Tech succeeds Dimitri Kazarinoff, who is stepping down from his position as Chief Executive Officer to pursue other career opportunities. Mr. Kazarinoff will support Mr. Tech to help ensure a smooth leadership transition through the end of the year. Upon his joining as Chief Executive Officer, Mr. Tech will also join the Board.

“We believe that Eric’s track record in delivering strong operating and financial results, including during challenging and dynamic business environments, makes him the ideal leader to help deliver the next generation of electrification solutions to customers,” said Debora Frodl, XL Fleet’s Board Chair. “He is a forward-thinking and performance-driven executive who brings more than three decades of deep industry experience combined with proven leadership capabilities at world-class companies. On behalf of the Board, we are excited to have Eric join the XL Fleet team.”

Ms. Frodl added, “The Board thanks Dimitri for his contributions to XL Fleet, including guiding the Company as it transitioned to the public markets.”

“I am honored to accept this new role and to be a part of the future of XL Fleet,” said Mr. Tech. “I look forward to working closely with XL Fleet’s dedicated team to execute on the Company’s strategic growth plans, deliver strong results for our stakeholders, and help XL Fleet achieve its full potential. As cities, municipalities and enterprises are deepening their focus on meeting their sustainability goals, fleet electrification is more important than ever.”

Mr. Tech added, “With more than 150 million customer miles, strategic partnerships, and more on-the-road experience than peers, I am confident that XL Fleet is well-positioned in the commercial fleet electrification industry. I am invigorated by the many opportunities ahead for XL Fleet’s business, including the expanding XL Grid and electrification-as-a-service offerings, and am ready to get started.”

Automotive Industry Veteran with Nearly 35 Years of Experience

Mr. Tech, 58, is an automotive and mobility industry veteran who joins XL Fleet after spending 15 years at Navistar. Most recently, he served as Navistar’s Senior Vice President Corporate Development. Prior to that, Mr. Tech held various senior leadership positions at Navistar including Senior Vice President and Co-Chairman of Volkswagen Truck and Bus Alliance, Senior Vice President of Strategy, Planning and Business Development, President of Global & Specialty Business and President of Global Truck & Engine. In these roles, Mr. Tech was responsible for leading teams and businesses generating more than $1 billion in annual revenues and over 3,000 global employees.

Prior to joining Navistar, Eric spent two decades at Ford Motor Company and Jaguar Cars Limited in a variety of engineering, product planning and program management roles.

A native of Detroit, Mr. Tech holds a BSME and an MBA from the University of Michigan. He was a member of the Society of Automotive and Aerospace Engineers (SAE) and was on its Board of Directors from 2016 to 2018. He also served on the Board of the American Chamber of Commerce in Sweden, a Midwest Trustee for the Boys and Girls Club, and a member of the Salvation Army Chicago Advisory Board.

XL Fleet Reports Preliminary Unaudited Third Quarter of 2021 Financial Results

XL Fleet expects to report revenues for the third quarter of 2021 of approximately $3.2 million, including $0.6 million from the sale of drive systems and $2.6 million from XL Grid. Preliminary financial results for the quarter were negatively impacted by ongoing supply chain issues including microchip shortages and lack of new fleet chassis, combined with timing of completion for certain projects for XL Grid. XL Fleet expects to report cash and cash equivalents of approximately $367 million as of September 30, 2021.

XL Fleet Announces Date for Third Quarter 2021 Earnings Release and Conference Call

XL Fleet will report its third quarter 2021 financial results after market close on Monday, November 15, 2021, followed by a conference call at 5:00 p.m. Eastern Time.

The earnings conference call can be accessed live by dialing 877-407-3982, or for international callers, 201-493-6780 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of the Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for the replay is 13723537. The replay will be available until November 29, 2021. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of the Company’s website at www.xlfleet.com.

About XL Fleet Corp.

XL Fleet is a leading provider of vehicle electrification solutions for commercial and municipal fleets in North America, with more than 150 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid and plug-in hybrid electric drive systems can increase fuel economy up to 25-50 percent and reduce carbon dioxide emissions up to 20-33 percent, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones, including the ongoing global microchip shortage and limited availability of chassis from vehicle OEMs and our reliance on our suppliers; the effects of competition on the Company’s future business; the availability of capital; changes in the preliminary financial results for the quarter ended September 30, 2021 upon completion of the Company’s financial closing procedures or upon review and completion of procedures by the Company’s independent registered public accounting firm, and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2021, as amended and supplemented by the 10-K/A filed May 17, 2021, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Media Contact:

PR@xlfleet.com

Investor Contact:

xlfleetIR@icrinc.com